As filed with the Securities and Exchange Commission on September 15, 2015.
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                                                   1933 Act File No. 333-143964
                                                    1940 Act File No. 811-21944


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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    Rule 14a-6(e)(2)).
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                     First Trust Exchange-Traded Fund II
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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



PRESS RELEASE

SOURCE:  First Trust Advisors L.P.


FIRST TRUST ANNOUNCES ADJOURNMENT OF SPECIAL SHAREHOLDER MEETINGS TO APPROVE NEW INVESTMENT OBJECTIVES FOR FIRST TRUST ISE GLOBAL COPPER INDEX FUND AND FIRST TRUST ISE GLOBAL PLATINUM INDEX FUND

Wheaton, IL - (BUSINESS WIRE) - September 15, 2015 - First Trust Advisors L.P. ("FTA") announced that the joint special meeting of shareholders of First Trust ISE Global Copper Index Fund (NASDAQ: CU) (the "Copper Fund") and First Trust ISE Global Platinum Index Fund (NASDAQ: PLTM) (the "Platinum Fund" and, together with the Copper Fund, the "Funds"), each an exchange-traded index fund and a series of First Trust Exchange-Traded Fund II, has been adjourned in order to allow shareholders additional time to vote on a new investment objective for each Fund and permit additional solicitation of shareholders. The shareholder meeting for each Fund will reconvene on September 28, 2015 at 4:00 pm Central at the offices of FTA, 120 East Liberty Drive, Wheaton, Illinois 60187. During the pendency of the adjourned meetings, shareholders holding shares as of the record date of July 2, 2015, who have not yet voted are encouraged to vote on the changes in investment objective. Because brokers cannot vote the shares on this non-routine matter, shareholders holding shares through a brokerage firm must vote their shares for the purposes of receiving sufficient votes to decide this issue. Shareholders may also change their vote by executing a new proxy.

On June 18, 2015, FTA announced that it would seek shareholder approval for changes to the Funds' investment objectives. Subject to shareholder approval, the Copper Fund's new investment objective will be to seek investment results that correspond generally to the price and yield (before such Fund's fees and expenses) of an equity index called the Indxx Global Natural Resources Income Index ("Natural Resources Index"). Also subject to shareholder approval, the Platinum Fund's new investment objective will be to seek investment results that correspond generally to the price and yield (before such Fund's fees and expenses) of an equity index called the Indxx Global Agriculture Index (together with the Natural Resources Index, the "New Indices"). The New Indices are developed, maintained and sponsored by Indxx, LLC.

In connection with the solicitation of proxies to approve the proposals described above, the Funds have filed a proxy statement. Because the proxy statement contains important information, the Funds' shareholders are urged to read the proxy statement and accompanying materials carefully. The Funds' shareholders are also able to obtain copies of these documents by calling FTA toll-free at 800-621-1675. The proxy statement is also available free of charge at the website of the Securities and Exchange Commission, www.sec.gov. The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of the Funds, nor is it a solicitation of any proxy. There can be no assurance that the necessary percentage of the shareholders of either of the Funds will vote to approve the proposals.

FTA has served as each Fund's investment advisor since the Funds' inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $112 billion as of August 31, 2015, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

You should consider the Funds' investment objectives, risks, charges and expenses carefully before investing. You can download a prospectus or contact FTA to request a prospectus, which contains other information about the Funds. Read it carefully before you invest. The risks of investing in the Funds are spelled out in their prospectus, shareholder reports and other regulatory filings.

This press release does not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.


Contact:

Press Inquiries:   Ryan Issakainen 630-765-8689
Analyst Inquiries: Stan Ueland 630-517-7633


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Source:  First Trust Advisors L.P.